Exhibit 4.4

Somerset Park Apartments

CO-LENDER AGREEMENT

Dated as of July 24, 2015

between

RIALTO MORTGAGE FINANCE, LLC
(Initial Note A-1-1 Holder)

and

RIALTO MORTGAGE FINANCE, LLC
(Initial Note A-1-2 Holder)

and

RIALTO MORTGAGE FINANCE, LLC
(Initial Note A-1-3 Holder)

and

RIALTO MORTGAGE FINANCE, LLC
(Initial Note A-2-1 Holder)

and

RIALTO MORTGAGE FINANCE, LLC
(Initial Note A-2-2 Holder)

and

RIALTO MORTGAGE FINANCE, LLC
(Initial Note A-2-3 Holder)

-i-

THIS CO-LENDER AGREEMENT (the “Agreement”), dated as of July 24, 2015, is between RIALTO MORTGAGE FINANCE, LLC, a Delaware limited liability company (“RMF” or the “Initial Note A-1-1 Holder”) and, together with its successors and assigns in interest, in its capacity as the holder of Note A-1-1, the “Note A-1-1 Holder” ), RMF, in its capacity as initial Note A-1-2 Holder (the “Initial Note A-1-2 Holder”, and, together with its successors and assigns in interest, in its capacity as the holder of Note A-1-2, the “Note A-1-2 Holder”), RMF, in its capacity as initial Note A-1-3 Holder (the “Initial Note A-1-3 Holder”, and, together with its successors and assigns in interest, in its capacity as the holder of Note A-1-3, the “Note A-1-3 Holder”), RMF, in its capacity as initial Note A-2-1 Holder (the “Initial Note A-2-1 Holder”, and, together with its successors and assigns in interest, in its capacity as the holder of Note A-2-1, the “Note A-2-1 Holder”), RMF, in its capacity as initial Note A-2-2 Holder (the “Initial Note A-2-2 Holder”, and, together with its successors and assigns in interest, in its capacity as the holder of Note A-2-2, the “Note A-2-2 Holder”) and RMF, in its capacity as initial Note A-2-3 Holder (the “Initial Note A-2-3 Holder”, and, together with its successors and assigns in interest, in its capacity as the holder of Note A-2-3, the “Note A-2-3 Holder”), having an address at 600 Madison Avenue, 12th Floor, New York, New York 10022.

W I T N E S S E T H:

WHEREAS, Rialto Mortgage Finance, LLC has made a mortgage loan in the original principal amount of $180,000,000 (the “Mortgage Loan”) to TROY APTS I, LLC, a Delaware limited liability company, TROY APTS II, LLC, a Delaware limited liability company, TROY APTS III, LLC, a Delaware limited liability company and TROY APTS IV, LLC, a Delaware limited liability company, as tenants-in-common (collectively, the “Borrower”) pursuant to a loan agreement between the Borrower, as borrower, and Rialto Mortgage Finance, LLC, as lender, dated as of June 30, 2015 (the “Loan Agreement”), which Mortgage Loan was evidenced by four promissory notes in the total original principal amount of $180,000,000 (the “Original Promissory Notes”);

WHEREAS, on or about July 24, 2015, the Original Promissory Notes were split into six notes pursuant to a Note Splitter Agreement between the Borrower and RMF;

WHEREAS, the Mortgage Loan is currently evidenced by (i) one promissory note in the original principal amount of $61,250,000 (“Note A-1-1”) made by the Borrower in favor of the Initial Note A-1-1 Holder, (ii) one promissory note in the original principal amount of $58,333,333 (“Note A-1-2”) made by the Borrower in favor of the Initial Note A-1-2 Holder, (iii) one promissory note in the original principal amount of $30,416,667 (“Note A-1-3”) made by the Borrower in favor of the Initial Note A-1-3 Holder, (iv) one promissory note in the original principal amount of $12,250,000 (“Note A-2-1”) made by the Borrower in favor of the Initial Note A-2-1 Holder, (v) one promissory note in the original principal amount of $11,666,667 (“Note A-2-2”) made by the Borrower in favor of the Initial Note A-2-2 Holder, and (vi) one promissory note in the original principal amount of $6,083,333 (“Note A-2-3”, and together with Note A-1-1, Note A-1-2, Note A-1-3, Note A-2-1, and Note A-2-2, the “Notes”) made by the Borrower in favor of the Initial Note A-2-3 Holder);

WHEREAS, the Mortgage Loan is secured by that certain first mortgage lien (the “Mortgage”) on the real property known as Somerset Park Apartments, having an address at 1911 Golfview Drive, Troy, Michigan, 48084 (the “Mortgaged Property”);

WHEREAS, RMF intends to sell, transfer and assign its right, title and interest in and to Note A-1-1 and Note A-2-1 to Wells Fargo Commercial Mortgage Securities, Inc. (“WFCMS”), as depositor, pursuant to a Mortgage Loan Purchase Agreement to be dated as of July 27, 2015, by and between WFCMS, as purchaser, and RMF, as seller, and WFCMS intends to transfer its right, title and interest in and to Note A-1-1 and Note A-2-1 to Wilmington Trust, National Association (“WTNA”), as trustee for the Wells Fargo Commercial Mortgage Trust 2015-C30 under a pooling and servicing agreement, dated as of August 1, 2015 (the “Note A-1-1/A-2-1 PSA”), among WFCMS, as depositor, WTNA as trustee, Wells Fargo Bank, National Association, as general master servicer, certificate administrator, paying agent and custodian, National Cooperative Bank, N.A., as NCB master servicer, CWCapital Asset Management LLC, as general special servicer, National Cooperative Bank, N.A., as NCB special servicer and Pentalpha Surveillance LLC, as trust advisor;

WHEREAS, Note A-1-2 Holder intends, but is not bound, to sell transfer and assign all or a portion of its right, title and interest in and to Note A-1-2 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans;

WHEREAS, Note A-1-3 Holder intends, but is not bound, to sell transfer and assign all or a portion of its right, title and interest in and to Note A-1-3 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans;

WHEREAS, Note A-2-2 Holder intends, but is not bound, to sell transfer and assign all or a portion of its right, title and interest in and to Note  A-2-2 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans;

WHEREAS, Note A-2-3 Holder intends, but is not bound, to sell transfer and assign all or a portion of its right, title and interest in and to Note  A-2-3 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1-1, Note A-1-2, Note A-1-3, Note A-2-1, Note A-2-2 and Note A-2-3, respectively;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

1.          Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Servicing Agreement. To the extent of any inconsistency between this Agreement and the Servicing Agreement, this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall have the meaning assigned to such term or analogous term in the Servicing Agreement.

“Advance” shall mean any P&I Advance or Property Advance made with respect to any of the Notes, the Mortgage Loan or the Mortgaged Property pursuant to the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, Note A-1-3 Secondary PSA, Note A-2-2 Secondary PSA or Note A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each, a “Common Control Party”), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedules hereto, and all amendments hereof and supplements hereto.

“Borrower” shall have the meaning assigned to such term in the recitals.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“CLO Asset Manager” shall mean, with respect to any Securitization Vehicle that is a CLO, the entity that is responsible for managing or administering the underlying assets of such Securitization Vehicle or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the Directing Holder).

“Certificates” shall mean any securities issued in connection with the Note A-1-1/A-2-1 Securitization, any Note A-1-2 Secondary Securitization, Note A-1-3 Secondary Securitization, Note A-2-2 Secondary Securitization, Note A-2-3 Secondary Securitization, or the Note A-1-2 Securitization, Note A-1-3 Securitization, Note A-2-2 Securitization or the Note A-2-3 Securitization.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the “collection account” or sub-account thereof, established under the Servicing Agreement for the purpose of servicing the Mortgage Loan.

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “controlled by,” “controlling” and “under common control with” shall have the respective correlative meaning thereto.

“DBRS” shall mean DBRS, Inc. and its successors in interest.

“Defaulted Mortgage Loan” shall mean the Mortgage Loan in the event that the Mortgage Loan is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days in respect of its balloon payment, in either case to be determined without giving effect to any grace period permitted by the Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan Documents.

“Depositor” shall mean (i) with respect to the Note A-1-1/A-2-1 Securitization, WFCMS, (ii) with respect to the Note A-1-2 Securitization, the depositor under the Note A-1-2 Securitization, (iii) with respect to the Note A-1-3 Securitization, the depositor under the Note A-1-3 PSA, (iv) with respect to the Note A-2-2 Securitization, the depositor under the Note A-2-2 PSA, (v) with respect to the Note A-2-3 Securitization, the depositor under the Note A-2-3 PSA and (vi) with respect to any Note A-1-2 Secondary Securitization, Note A-1-3 Secondary Securitization, Note A-2-2 Secondary Securitization or Note A-2-3 Secondary Securitization, as applicable, the depositor under the applicable Note A-1-2 Secondary PSA, Note A-1-3 Secondary PSA, Note A-2-2 Secondary PSA or Note A-2-3 Secondary PSA.

“Directing Holder” shall mean the Note A-1-1 Holder and the Note A-2-1 Holder or, if the Note A-1-1 and the Note A-2-1 are included in a Securitization, the holders of Certificates representing the specified interest in the class of Certificates designated as the “Subordinate Class” (or comparable defined term) or the duly appointed representative of the holders of such Certificates pursuant to the terms of the Note A-1-1/A-2-1 PSA; provided, that no Borrower, property manager or affiliate thereof shall be entitled to act as Directing Holder.

“Event of Default” shall mean an “Event of Default” as defined in the Loan Agreement.

“Excluded Amounts” shall mean:

(i)        proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Borrower in accordance with the terms of the Mortgage Loan Documents;

(ii)       amounts required to be deposited in reserve or escrow pursuant to the Mortgage Loan Documents; and

(iii)      amounts that are then due and payable pursuant to the Servicing Agreement to the parties to the Servicing Agreement, including, without limitation, Servicing Fees, Special Servicing Fees, if applicable, Liquidation Fees, Workout Fees, reimbursement of costs and expenses, reimbursement of Property Advances and interest thereon at the Reimbursement Rate;

but shall not include (A) any amounts received in respect of any P&I Advances (and interest thereon), (B) any Servicing Fees due to the Master Servicer in excess of the Servicing Fee calculated at the “primary servicing fee rate” set forth in the Servicing Agreement and (C) any Trustee Fees.

“Fitch” shall mean Fitch Ratings, Inc. and its successors in interest.

“Hazardous Materials” shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder” shall mean the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder, as applicable.

“Intervening Trust Vehicle” shall mean, with respect to any Securitization Vehicle that is a CLO, a trust vehicle or entity which holds Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Note” shall mean Note A-1-1 and Note A-2-1.

“Lead Note Holder” shall mean the Holder of the Lead Note.

“Lead Securitization” shall mean the Note A-1-1/A-2-1 Securitization.

“Lead Securitization Trust” shall mean the trust established under the Note A-1-1/A-2-1 PSA in connection with the Lead Securitization.

“Lead Servicer” shall mean the servicer and/or special servicer designated under the Note A-1-1/A-2-1 PSA.

“Liquidation Proceeds” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the recitals.

“Major Action” shall have the meaning assigned to the term “Material Action,” “Major Action,” “Major Decision” or any equivalent term in the Servicing Agreement.

“Master Servicer” shall mean the master servicer under the Servicing Agreement and any successor thereunder.

“Master Servicer Remittance Date” shall mean:

(i)         with respect to Note A-1-1 and Note A-2-1, the “Master Servicer Remittance Date” (or analogous term) as defined in the Note A-1-1/A-2-1 PSA;

(ii)        with respect to Note A-1-2 (a) prior to any Note A-1-2 Securitization, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-1-1/A-2-1 PSA, and (b) from and after any Note A-1-2 Securitization or Note A-1-2 Secondary Securitization, as applicable, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-1-1/A-2-1 PSA or such later date as specified in the Note A-1-2 PSA or the Note A-1-2 Secondary PSA, as applicable;

(iii)       with respect to Note A-1-3 (a) prior to any Note A-1-3 Securitization, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-1-1/A-2-1 PSA, and (b) from and after any Note A-1-3 Securitization or Note A-1-3 Secondary Securitization, as applicable, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-1-3 PSA or the Note A-1-3 Secondary PSA, as applicable;

(iv)       with respect to Note A-2-2 (a) prior to any Note A-2-2 Securitization, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-1-1/A-2-1 PSA, and (b) from and after any Note A-2-2 Securitization or Note A-2-2 Secondary Securitization, as applicable, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-1-1/A-2-1 PSA or such later date as specified in the Note A-2-2 PSA or the Note A-2-2 Secondary PSA, as applicable;

(v)        with respect to Note A-2-3 (a) prior to any Note A-2-3 Securitization, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-1-1/A-2-1 PSA, and (b) from and after any Note A-2-3 Securitization or Note A-2-3 Secondary Securitization, as applicable, two Business Days prior to the Master Servicer Remittance Date (or analogous term) as defined in the Note A-2-3 PSA or the Note A-2-3 Secondary PSA, as applicable;

“Maturity Date” shall have the meaning assigned to such term in Exhibit A.

“Monthly Payment” with respect to any period shall mean all amounts due and payable to any Holder or Holders during such period in accordance with the Mortgage Loan Documents.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Interest Rate” shall mean the Mortgage Interest Rate set forth in the Mortgage Loan Schedule with respect to each of Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 and Note A-2-3.

“Mortgage Loan” shall have the meaning assigned such term in the recitals.

“Mortgage Loan Documents” shall mean the Mortgage, the Loan Agreement, the Notes, and all other documents evidencing or securing the Mortgage Loan.

“Mortgage Loan Principal Balance” shall mean, at any date of determination, the aggregate principal balance of the Notes evidencing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the schedule in the form attached hereto as Exhibit A, which schedule sets forth certain information regarding the Mortgage Loan and the Notes.

“Mortgaged Property” shall have the meaning assigned such term in the recitals.

“Non-Directing Holders” shall mean the holders of Certificates representing the specified interest in the class of Certificates designated as the “controlling class” or the duly appointed representative of the holders of such Certificates or such other party otherwise entitled under any Note A-1-2 Secondary PSA, Note A-1-3 PSA Secondary PSA, Note A-2-2 Secondary PSA, Note A-2-3 Secondary PSA, Note A-1-2 PSA, Note A-1-3 PSA, Note A-2-2 PSA or Note A-2-3 PSA, as applicable, to exercise the rights granted to the Non-Directing Holders in this Agreement. If Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 is no longer in a Securitization, the Non-Directing Holder with respect to such Note will be the then-current Holder of such Note.

“Non-Lead Master Servicer” shall mean, (i) with respect to any Notes included in a Note A-1-2 Secondary Securitization, the master servicer designated under the Note A-1-2 Secondary PSA, (ii) with respect to any Notes included in a Note A-1-3 Secondary Securitization, the master servicer designated under the Note A-1-3 Secondary PSA, (iii) with respect to any Notes included in a Note A-2-2 Secondary Securitization, the master servicer designated under the Note A-2-2 Secondary PSA, (iv) with respect to any Notes included in a Note A-2-3 Secondary Securitization, the master servicer designated under the Note A-2-3 Secondary PSA, (v) with respect to Note A-1-2 and the Note A-1-2 PSA, the master servicer designated under the Note A-1-2 PSA, (vi) with respect to Note A-1-3 and the Note A-1-3 PSA, the master servicer designated under the Note A-1-3 PSA, (vii) with respect to Note A-2-2 and the Note A-2-2 PSA, the master servicer designated under the Note A-2-2 PSA and (vii) with respect to Note A-2-3 and the Note A-2-3 PSA, the master servicer designated under the Note A-2-3 PSA.

“Non-Lead Note” shall mean Note A-1-2, Note A-1-3, Note A-2-2, Note A-2-3, and, if applicable, Note A-1-2 Secondary, Note A-1-3 Secondary, Note A-2-2 Secondary or Note A-2-3 Secondary.

“Non-Lead Note Holders” shall mean the holders of the Non-Lead Notes.

“Non-Lead Servicing Agreements” shall mean the Note A-1-2 Secondary PSA, the Note A-1-3 Secondary PSA, the Note A-2-2 Secondary PSA, the Note A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as applicable.

“Nonrecoverable Advance” shall have the meaning ascribed to such term in the Servicing Agreement.

“Note A-1-1” shall have the meaning assigned such term in the recitals.

“Note A-1-1 Holder” shall mean Rialto Mortgage Finance, LLC or any subsequent holder of Note A-1-1.

“Note A-1-1 Principal Balance” shall mean, at any time of determination, the initial Note A-1-1 Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-1 Holder and any reductions in such amount pursuant to Section 4.

“Note A-1-1/A-2-1 Master Servicer” shall mean the master servicer under the Note A-1-1/A-2-1 PSA.

“Note A-1-1/A-2-1 PSA” shall have the meaning assigned such term in the recitals.

“Note A-1-1/A-2-1 Securitization” shall mean the first sale by the Note A-1-1 Holder and the Note A-2-1 Holder to a depositor who will in turn include such Note as part of the securitization of one or more mortgage loans.

“Note A-1-1/A-2-1 Securitization Date” shall mean the closing date of the Note A-1-1/A-2-1 Securitization.

“Note A-1-1/A-2-1 Special Servicer” shall mean the special servicer for the Mortgage Loan under the Note A-1-1/A-2-1 PSA.

“Note A-1-1/A-2-1 Trustee” shall mean the trustee under the Note A-1-1/A-2-1 PSA.

“Note A-1-2” shall have the meaning assigned such term in the recitals.

“Note A-1-2 Holder” shall mean Rialto Mortgage Finance, LLC or any subsequent holder of Note A-1-2.

“Note A-1-2 Principal Balance” shall mean at any time of determination, the initial Note A-1-2 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-1-2 Holder and any reductions in such amount pursuant to Section 4.

“Note A-1-2 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-1-2 Securitization.

“Note A-1-2 Secondary” shall mean any portion of Note A-1-2 that is not included in the Note A-1-2 Securitization, if applicable.

“Note A-1-2 Secondary Master Servicer” shall mean the master servicer under any Note A-1-2 Secondary PSA.

“Note A-1-2 Secondary PSA” shall mean the “pooling and servicing agreement” entered into in connection with a Note A-1-2 Secondary Securitization.

“Note A-1-2 Secondary Securitization” shall mean any sale by the Note A-1-2 Holder of any portion of Note A-1-2 that was not included in the Note A-1-2 Securitization to a depositor who will in turn include such portions of Note A-1-2 as part of the securitization of one or more mortgage loans.

“Note A-1-2 Securitization” shall mean the first sale by the Note A-1-2 Holder of all or any portion of Note A-1-2 to a depositor who will in turn include all or such portion (as applicable) of Note A-1-2 as part of the securitization of one or more mortgage loans.

“Note A-1-2 Securitization Date” shall mean the closing date of the Note A-1-2 Securitization.

“Note A-1-3” shall have the meaning assigned such term in the recitals.

“Note A-1-3 Holder” shall mean Rialto Mortgage Finance, LLC or any subsequent holder of Note A-1-3.

“Note A-1-3 Principal Balance” shall mean at any time of determination, the initial Note A-1-3 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-1-3 Holder and any reductions in such amount pursuant to Section 4.

“Note A-1-3 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-1-3 Securitization.

“Note A-1-3 Secondary” shall mean any portion of Note A-1-3 that is not included in the Note A-1-3 Securitization, if applicable.

“Note A-1-3 Secondary Master Servicer” shall mean the master servicer under any Note A-1-3 Secondary PSA.

“Note A-1-3 Secondary PSA” shall mean the “pooling and servicing agreement” entered into in connection with a Note A-1-3 Secondary Securitization.

“Note A-1-3 Secondary Securitization” shall mean any sale by the Note A-1-3 Holder of any portion of Note A-1-3 that was not included in the Note A-1-3 Securitization to a depositor who will in turn include such portions of Note A-1-3 as part of the securitization of one or more mortgage loans.

“Note A-1-3 Securitization” shall mean the first sale by the Note A-1-3 Holder of all or any portion of Note A-1-3 to a depositor who will in turn include all or such portion (as applicable) of Note A-1-3 as part of the securitization of one or more mortgage loans.

“Note A-1-3 Securitization Date” shall mean the closing date of the Note A-1-3 Securitization.

“Note A-2-1” shall have the meaning assigned such term in the recitals.

“Note A-2-1 Holder” shall mean Rialto Mortgage Finance, LLC or any subsequent holder of Note A-2-1.

“Note A-2-1 Principal Balance” shall mean, at any time of determination, the initial Note A-2-1 Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2-1 Holder and any reductions in such amount pursuant to Section 4.

“Note A-2-2” shall have the meaning assigned such term in the recitals.

“Note A-2-2 Holder” shall mean Rialto Mortgage Finance, LLC or any subsequent holder of Note A-2-2.

“Note A-2-2 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-2-2 Securitization.

“Note A-2-2 Principal Balance” shall mean at any time of determination, the initial Note A-2-2 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-2-2 Holder and any reductions in such amount pursuant to Section 4.

“Note A-2-2 Secondary” shall mean any portion of Note A-2-2 that is not included in the Note A-2-2 Securitization, if applicable.

“Note A-2-2 Secondary Master Servicer” shall mean the master servicer under any Note A-2-2 Secondary PSA.

“Note A-2-2 Secondary PSA” shall mean the “pooling and servicing agreement” entered into in connection with a Note A-2-2 Secondary Securitization.

“Note A-2-2 Secondary Securitization” shall mean any sale by the Note A-2-2 Holder of any portion of Note A-2-2 that was not included in the Note A-2-2 Securitization to a depositor who will in turn include such portions of Note A-2-2 as part of the securitization of one or more mortgage loans.

“Note A-2-2 Securitization” shall mean the first sale by the Note A-2-2 Holder of all or any portion of Note A-2-2 to a depositor who will in turn include all or such portion (as applicable) of Note A-2-2 as part of the securitization of one or more mortgage loans.

“Note A-2-2 Securitization Date” shall mean the closing date of the Note A-2-2 Securitization.

“Note A-2-3” shall have the meaning assigned such term in the recitals.

“Note A-2-3 Holder” shall mean Rialto Mortgage Finance, LLC or any subsequent holder of Note A-2-3.

“Note A-2-3 Principal Balance” shall mean, at any time of determination, the initial Note A-2-3 Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2-3 Holder and any reductions in such amount pursuant to Section 4.

“Note A-2-3” shall have the meaning assigned such term in the recitals.

“Note A-2-3 Holder” shall mean Rialto Mortgage Finance, LLC or any subsequent holder of Note A-2-3.

“Note A-2-3 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-2-3 Securitization.

“Note A-2-3 Principal Balance” shall mean at any time of determination, the initial Note A-2-3 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-2-3 Holder and any reductions in such amount pursuant to Section 4.

“Note A-2-3 Secondary” shall mean any portion of Note A-2-3 that is not included in the Note A-2-3 Securitization, if applicable.

“Note A-2-3 Secondary Master Servicer” shall mean the master servicer under any Note A-2-3 Secondary PSA.

“Note A-2-3 Secondary PSA” shall mean the “pooling and servicing agreement” entered into in connection with a Note A-2-3 Secondary Securitization.

“Note A-2-3 Secondary Securitization” shall mean any sale by the Note A-2-3 Holder of any portion of Note A-2-3 that was not included in the Note A-2-3 Securitization to a depositor who will in turn include such portions of Note A-2-3 as part of the securitization of one or more mortgage loans.

“Note A-2-3 Securitization” shall mean the first sale by the Note A-2-3 Holder of all or any portion of Note A-2-3 to a depositor who will in turn include all or such portion (as applicable) of Note A-2-3 as part of the securitization of one or more mortgage loans.

“Note A-2-3 Securitization Date” shall mean the closing date of the Note A-2-3 Securitization.

“Notes” shall have the meaning assigned such term in the recitals.

“P&I Advance” shall mean an advance made by a party to the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, any Note A-1-3 Secondary PSA, any Note A-2-2 Secondary PSA, any Note A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as applicable, with respect to a delinquent monthly debt service payment on the Notes included in the related Securitization.

“Penalty Charges” shall mean any amounts collected from the Borrower that represent default charges, penalty charges, late fees and/or default interest, but excluding any yield maintenance charge or prepayment premium.

“Permitted Fund Manager” shall mean any Person (a) listed on Exhibit C attached hereto or (b) that on the date of determination is (i) a Qualified Transferee or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through one or more funds with committed capital of at least $250,000,000 and (iii) not subject to a proceeding, whether voluntary or involuntary, relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property Advance” shall mean an advance made in respect of property protection expenses or expenses incurred to protect, preserve and enforce the security for the Mortgage Loan or to pay taxes and assessments or insurance premiums with respect to the Mortgaged Property.

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and each Holder, (i) for purposes of allocating payments of interest among the Notes, each Note or Holder, as the case may be, is allocated its respective pro rata share based on the interest accrued on such Note at the respective Interest Rate of such Note based on the outstanding principal balance of the such Note and (ii) for all other purposes, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Holders, as the case may be, without any priority of any such Note or any such Holder over another Note or Holder, as the case may be, and in any event such that each Note or Holder, as the case may be, is allocated its respective pro rata share based on the principal balance of its Note in relation to the principal balance of the entire Mortgage Loan of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Servicer” shall mean (i) Wells Fargo Bank, National Association, (ii) Midland Loan Services, a Division of PNC Bank, National Association, (iii) KeyBank National Association, (iv) CWCapital Asset Management LLC, or (iv) any nationally recognized commercial mortgage loan servicer (1) rated at least “CSS3,” in the case of a special servicer, or at least “CMS2,” in the case of a master servicer, by Fitch, (2) on the S&P Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, (3) as to which neither Moody’s nor KBRA has cited servicing concerns of such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any CMBS transaction rated by Moody’s or KBRA, as applicable, and serviced by such servicer prior to the time of determination, (4) a servicer that (i) during the 12-month period prior to the date of determination, acted as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization rated by Morningstar and (ii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of such certificates citing servicing concerns with the servicer or special servicer, as applicable, as the sole or material factor in such rating action and (5) that is then currently acting as servicer in a CMBS transaction rated by DBRS and as to which DBRS has not cited servicing concerns of such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of any securities issued in such transaction that are rated by DBRS. For purposes of this definition, for so long as any Note is included in a Securitization, the ratings or actions of any Rating Agency that is not rating any such Securitization(s) shall not be considered.

“Qualified Transferee” shall mean an Affiliate of Note A-1-1 Holder, Note A-2-1 Holder, Note A-1-2 Holder, Note A-1-3 Holder, Note A-2-2 Holder or Note A-2-3 Holder, as applicable or one or more of the following (other than the Borrower or any entity which is an Affiliate of the Borrower):

(i)          an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust or governmental entity or plan; or

(ii)         an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, which regularly engages in the business of making or owning investments of types similar to the Mortgage Loan; or

(iii)        an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) above; or

(iv)        any entity Controlled by or under common Control or Controlling any of the entities described in clauses (i), (ii) or (iii) above; or

(v)         a Qualified Trustee (or, in the case of a CLO, a single purpose bankruptcy-remote entity that contemporaneously pledges its interest in a Note to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of collateralized loan (or debt) obligations (“CLO”) secured by, or (C) a financing through an “owner trust” of, any interest in a Note (any of the foregoing, a “Securitization Vehicle”), provided that either (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by at least two of the Rating Agencies that also assigned a rating to one or more classes of securities issued in connection with the Securitization of a Note; (2) in the case of a Securitization Vehicle that is not a CLO, the special servicer for the Securitization Vehicle is a Qualified Servicer at the time of transfer; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager that is a Qualified Transferee, is a Qualified Transferee under clause (i), (ii), (iii) or (iv) of this definition; or

(vi)          an investment fund, limited liability company, limited partnership or general partnership in which a Permitted Fund Manager acts as the general partner, managing member, or the fund manager responsible for the day to day management and operation of such investment vehicle, provided that greater than fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees, which, in the case of each of clauses (i), (ii), and (iii) of this definition, has at least $650,000,000 in total assets (in name or under management) and (except with respect to a pension advisory firm or similar fiduciary) at least $250,000,000 in capital/statutory surplus or shareholders’ equity, and is regularly engaged in the business of making or owning commercial real estate loans or commercial loans similar to the Mortgage Loan.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is then rated in one of the top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean DBRS, Moody’s, Fitch, KBRA, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, unless specified otherwise, at any time during which any Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the applicable Depositor from time to time to rate the securities issued in connection with such Securitization.

“Rating Agency Confirmation” shall mean each of the applicable Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. In the event that no Certificates are outstanding, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the Note A-1-1 Holder and Note A-2-1 Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

For the purposes of this Agreement, if any Rating Agency (1) waives, declines or refuses, in writing, to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, or (2) does not reply to such request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation and the related timing, notice and other applicable provisions set forth in the Servicing Agreement and the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as applicable (including the provisions equivalent to Section 3.27 of the Note A-1-1/A-2-1 PSA) have been satisfied, then for such request only, the condition that such confirmation by such Rating Agency (only) be obtained will be deemed not to apply for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Reimbursement Rate” shall have the meaning assigned to such term or the term “Advance Rate” or an analogous term in the Servicing Agreement.

“REO Property” shall mean the Mortgaged Property, title to which has been acquired by the Servicer on behalf of (or other Person designated by) the Holders through foreclosure, deed in lieu of foreclosure or otherwise.

“RMF” shall have the meaning assigned to such term in the preamble to this Agreement.

“S&P” shall mean Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Securitization” shall mean the Note A-1-1/A-2-1 Securitization, any Note A-1-2 Secondary Securitization, any Note A-1-3 Secondary Securitization, any Note A-2-2 Secondary Securitization, any Note A-2-3 Secondary Securitization, the Note A-1-2 Securitization, the Note A-1-3 Securitization, the Note A-2-2 Securitization or the Note A-2-3 Securitization, as applicable.

“Servicer” shall mean (i) the Master Servicer with respect to a non-Specially Serviced Mortgage Loan and the Special Servicer with respect to a Specially Serviced Mortgage Loan, or (ii) with respect to a specific function, right or obligation as to which the Servicing Agreement designates the Master Servicer or the Special Servicer, the party so designated, as applicable, pursuant to the Servicing Agreement.

“Servicing Agreement” shall mean the Note A-1-1/A-2-1 PSA; provided that in the event the Lead Note is no longer an asset of the trust fund created pursuant to the Note A-1-1/A-2-1 PSA, the term “Servicing Agreement” shall refer to the subsequent servicing agreement entered into pursuant to Section 2.

“Servicing Fee” shall mean the fee of the Master Servicer pursuant to the terms of the Servicing Agreement, which will generally be calculated as the product of (i) the Servicing Fee Rate and (ii) the outstanding principal balance of the Mortgage Loan as of the date of determination.

“Servicing Fee Rate” shall have the meaning applied to such term in the Servicing Agreement, being the rate per annum which, when applied to the Mortgage Loan Principal Balance (which may be a different rate with respect to each of the Notes), will determine the servicing fee payable to the Master Servicer under the Servicing Agreement.

“Servicing Standard” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Servicing Transfer Event” shall mean any of the events specified in the Servicing Agreement, whereby the servicing of the Mortgage Loan is required to be transferred to the Special Servicer from the Master Servicer.

“Special Servicer” shall mean the special servicer of the Mortgage Loan as appointed under the terms of this Agreement and the Servicing Agreement, or any successor special servicer appointed as provided thereunder.

“Special Servicing Fee” shall have the meaning given to such term or an analogous term in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall mean the Mortgage Loan during the period it is serviced by the Special Servicer following a Servicing Transfer Event.

“Transfer” shall mean any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Trustee” shall mean the trustee under the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, any Note A-1-3 Secondary PSA, any Note A-2-2 Secondary PSA, any Note A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as the context requires.

“Trustee Fee” shall have the meaning given to such term or an analogous term in the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, any Note A-1-3 Secondary PSA, any Note A-2-2 Secondary PSA, any Note A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA and the Note A-2-3 PSA, as applicable.

2.     Servicing of the Mortgage Loan. (a)  Each Holder acknowledges and agrees that, subject in each case to the specific terms of this Agreement, the Mortgage Loan shall be serviced from and after the Note A-1-1/A-2-1 Securitization Date, by the Note A-1-1/A-2-1 Master Servicer and the Note A-1-1/A-2-1 Special Servicer pursuant to the terms of this Agreement and the Note A-1-1/A-2-1 PSA. Each Holder agrees to reasonably cooperate with each Servicer with respect to its exercise of its rights and obligations under the Servicing Agreement.

(b)   Subject to the terms and conditions of this Agreement, each Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer and the Trustee under the Servicing Agreement by the Depositor and the appointment of the Special Servicer by the Directing Holder and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Servicing Agreement. Each Holder hereby appoints the Master Servicer, the Special Servicer and the Trustee under the Servicing Agreement as such Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Holders as set forth herein and in such Servicing Agreement).

(c)   If, at any time the Lead Note is no longer in a Securitization, the Note A-1-1 Holder or Note A-2-1 Holder, as applicable, shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that is substantially similar to the Servicing Agreement (and, if any Non-Lead Note is in a Securitization, a Rating Agency Confirmation from the Rating Agencies that were engaged by the Depositor to rate such Securitization) and all references herein to the “Servicing Agreement” shall mean such subsequent Servicing Agreement; provided, however, that until a replacement Servicing Agreement has been entered into (and such written confirmation has been obtained), the Note A-1-1 Holder or Note A-2-1 Holder, as applicable, shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, further, however, that until a replacement Servicing Agreement is in place, the actual servicing of the Mortgage Loan may be performed by any Qualified Servicer appointed by the Note A-1-1 Holder or Note A-2-1 Holder, as applicable, and does not have to be performed by the service providers set forth under the Servicing Agreement that was previously in effect.

(d)   Notwithstanding anything to the contrary contained herein (including Sections 4 and 13(a)), each Servicing Agreement shall provide that the Servicer shall be required to service and administer the Mortgage Loan in accordance with the Servicing Standard as set forth in such Servicing Agreement, and any Holder who is not the Borrower or an Affiliate of the Borrower shall be deemed a third-party beneficiary of such provisions of the Servicing Agreement that run to the benefit of such Holder. It is understood that any Non-Lead Note Holder may separately appoint a servicer for its Non-Lead Note, by itself or together with other assets, but any such servicer will have no responsibility hereunder and shall be compensated solely by the applicable Non-Lead Note Holder from funds payable to it hereunder or otherwise.

(e)   The Holders acknowledge that the Servicer is to comply with this Agreement and the Mortgage Loan Documents in connection with the servicing of the Mortgage Loan.

(f)    If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Borrower, or exercise or refrain from exercising any powers or rights that the Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC that includes any Note (or any portion thereof). Each Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Servicing Agreement relating to the administration of the Mortgage Loan.

(g)   In the event that one of the Notes is included in a REMIC, the other Holders shall not be required to reimburse such Holder or any other Person for payment of any taxes imposed on such REMIC or Advances therefor or for any interest on such Advance or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, nor shall any disbursement or payment otherwise distributable to the other Holders be reduced to offset or make-up any such payment or deficit.

3.     Priority of Notes. Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 and Note A-2-3 shall be of equal priority, and no portion of any of Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 shall have priority or preference over any portion of the other Note or security therefor. Except for the Excluded Amounts, all amounts tendered by the Borrower or otherwise available for payment on the Mortgage Loan, whether received in the form of Monthly Payments, a balloon payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other instrument serving as security on the Mortgage Loan, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain shall be distributed by the Master Servicer and applied to Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 and Note A-2-3 on a Pro Rata and Pari Passu Basis.

The Servicing Agreement may provide for the application of Penalty Charges paid in respect of the Mortgage Loan to be used to (i) pay the Master Servicer, the Trustee or the Special Servicer for interest accrued on any Property Advances and reimbursement of Property Advances, (ii) to pay the parties to any Securitization for interest accrued on any P&I Advance, (iii) to pay certain other expenses incurred with respect to the Mortgage Loan and (iv) to pay to the Master Servicer and/or the Special Servicer as additional servicing compensation, except that, for so long as Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, is not included in a Securitization, any Penalty Charges allocated to Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 that are not applied pursuant to clauses (i)-(iii) above shall be remitted to the respective Holder and shall not be paid to the Master Servicer and/or the Special Servicer without the express consent of such Holder.

4.     Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and Section 13 of this Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate is reduced, (iii) payments of interest or principal on Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 and Note A-2-3 as described in Section 3.

5.     Accounts; Payment Procedure. The Servicing Agreement shall provide that the Master Servicer shall establish and maintain the Collection Account or Collection Accounts, as applicable. Each of the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3 hereof, and subject to the terms of the Servicing Agreement, (i) to deposit into the applicable Collection Account within the time period specified in the Servicing Agreement all payments received with respect to the Mortgage Loan and (ii) to remit from the applicable Collection Account for deposit or credit on the applicable Master Servicer Remittance Date all payments received with respect to and allocable to Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 and Note A-2-3 by wire transfer to accounts maintained by the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder, respectively; provided that delinquent payments received by the Master Servicer after the related Master Servicer Remittance Date shall be remitted by the Master Servicer to such accounts within the time period specified in the Servicing Agreement, except with respect to any delinquent payments related to Note A-1-3 or Note A-2-3, as applicable, which shall be remitted by the Master Servicer within one (1) Business Day of receipt and identification thereof.

If any Servicer holding or having distributed any amount received or collected in respect of Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder, the Note A-2-3 Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder or the Note A-2-3 Holder, as applicable, and the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder or the Note A-2-3 Holder, as applicable, shall promptly on demand repay to such Servicer the portion thereof which shall have been theretofore distributed to the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder or the Note A-2-3 Holder, as applicable, together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Borrower, the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder, the Note A-2-3 Holder, any Servicer or such other person or entity with respect thereto. Each of the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-3 Holder, the Note A-1-2 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Master Servicer. The Master Servicer shall have the right to offset any amounts due hereunder from the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder or the Note A-2-3 Holder, as applicable, with respect to the Mortgage Loan against any future payments due to the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder or the Note A-2-3 Holder, as applicable, under the Mortgage Loan, provided, that the obligations of the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder under this Section 5 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of any Holder against any other Holder. The obligations of the Note A-1-1 Holder, the Note A-2-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder under this Section 5 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third-party beneficiary of these provisions.

6.       Limitation on Liability. Subject to the terms of the Servicing Agreement, no Holder (including the Master Servicer or the Special Servicer on its behalf) shall have any liability to any other Holder with respect to any Note, except (1) with respect to the Advance reimbursement provisions set forth in Section 17 and (2) with respect to losses actually suffered due to the gross negligence, willful misconduct or material breach of this Agreement on the part of such Holder (including the Master Servicer or the Special Servicer on its behalf, and the

Master Servicer’s or Special Servicer’s liability is further limited as set forth in the Servicing Agreement).

7.       Representations of the Holders. (a)  Each of the initial Holders hereby represents and warrants to, and covenants with each other Holder that, as of the date hereof:

(i)      It is duly organized, validly existing and in good standing under the laws of the State under which it is organized.

(ii)     The execution and delivery of this Agreement by such Holder, and performance of, and compliance with, the terms of this Agreement by such Holder, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement.

(iii)     Such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(iv)    This Agreement is the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

(v)     It has the right to enter into this Agreement without the consent of any third party.

(vi)    It is the holder of the respective Note for its own account in the ordinary course of its business.

(vii)   It has not dealt with any broker, investment banker, agent or other person, that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(viii)  It is a Qualified Transferee.

8.       Independent Analyses of each Holder. Each Holder acknowledges that, except for the representations made in Section 7, it has, independently and without reliance upon any other Holders and based on such documents and information as such Holder has deemed appropriate, made its own credit analysis and decision to purchase its respective Note. Each Holder hereby acknowledges that the other Holders shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Borrower. Each Holder assumes all risk of loss in connection with its respective Note for reasons other than gross negligence, willful misconduct or breach of this Agreement by any other Holder or gross negligence, willful misconduct or bad faith by any Servicer.

9.       No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto, shall be deemed to constitute among any Holder (or the Master Servicer, Special Servicer or Trustee on its behalf) and any other Holder a partnership, association, joint venture or other entity. Each Holder (or the Master Servicer, Special Servicer or Trustee on its behalf) shall have no obligation whatsoever to offer to the other Holders the opportunity to purchase notes or interests relating to any future loans originated by such Holder or any of its Affiliates, and if any Holder chooses to offer to any of the other Holders, the opportunity to purchase notes or interests in any future mortgage loans originated by such Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Holder chooses, in its sole and absolute discretion. None of the Holders shall have any obligation whatsoever to purchase from any other Holder any notes or interests in any future loans originated by any other Holder or any of its Affiliates.

10.     Not a Security. None of Note A-1-1, Note A-2-1, Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

11.     Other Business Activities of the Holders. Each Holder acknowledges that the other Holders may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Affiliate of the Borrower, and receive payments on such other loans or extensions of credit to any Affiliate of the Borrower and otherwise act with respect thereto freely and without accountability, but only if none of the foregoing violate the Mortgage Loan Documents, in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

12.     Transfer of Notes. (a)  Each Holder may Transfer up to 49% of its beneficial interest in its Note whether or not the related transferee is a Qualified Transferee without a Rating Agency Confirmation. Each Holder shall not Transfer more than 49% of its beneficial interest in its Note unless (i) prior to a Securitization of any Note, the other Holder has consented to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Transferee” for all purposes under this Agreement, (ii) after a Securitization of any Note, a Rating Agency Confirmation has been received with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Transferee” for all purposes under this Agreement, or (iii) such Transfer is to a Qualified Transferee. Any such transferee must assume in writing the obligations of the transferring Holder hereunder and agree to be bound by the terms and provisions of this Agreement and the Servicing Agreement. Such proposed transferee (except in the case of Transfers that are made in connection with a Securitization) shall also remake each of the representations and warranties contained herein for the benefit of the other Holder. Notwithstanding the foregoing, without the non-transferring Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Holder’s Note is in a Securitization, without a Rating Agency Confirmation from each Rating Agency that has been engaged by the Depositor to rate the securities issued in connection with such Securitization, no Holder shall Transfer all or any portion of its Note to the Borrower or an Affiliate of the Borrower and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee.

(b)          Except for a Transfer made in connection with a Securitization, or a Transfer made by an initial Holder to an Affiliate, at least five (5) days prior to a transfer of any Note, the transferring Holder shall provide to the other Holders and, if any Certificates are outstanding, to the Rating Agencies, a certification that such transfer will be made in accordance with this Section 12, such certification to include (1) the name and contact information of the transferee and (2) if applicable, a certification by the transferee that it is a Qualified Transferee.

(c)          The Holders acknowledge that any Rating Agency Confirmation may be granted or denied by the Rating Agencies in their sole and absolute discretion and that such Rating Agencies may charge the transferring Holder customary fees in connection with providing such Rating Agency Confirmation.

(d)          Notwithstanding anything to the contrary contained herein, each Holder may pledge or transfer (a “Pledge”) its Note to any entity (other than the Borrower or any Affiliate of the Borrower) that has extended a credit facility to such Holder or has entered into a repurchase agreement with such Holder and that, in each case, is either a Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), or to a Person with respect to which a Rating Agency Confirmation has been obtained, on terms and conditions set forth in this Section 12(d), it being further agreed that a financing provided by a Note Pledgee to any Holder or any Affiliate that controls such Holder that is secured by such Holder’s interest in its respective Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder on the condition that all applicable terms and conditions of this Section 12 are complied with. A Note Pledgee that is not a Qualified Transferee may not take title to a Note without a Rating Agency Confirmation. Upon written notice, if any, by the pledging Holder to the other Holders and the Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), the other Holders agree to acknowledge receipt of such notice and thereafter agree: (i) to give such Note Pledgee written notice of any default by the pledging Holder in respect of its obligations under this Agreement of which default such Holder has actual knowledge and which notice shall be given simultaneously with the giving of such notice to the pledging Holder; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Holder in respect of its obligations to the other Holders hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement or the Servicing Agreement (if the pledging Holder had the right to consent to such amendment, modification, waiver or termination pursuant to the terms hereof) shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to be given if Note Pledgee shall fail to respond to any request for consent to any such amendment, modification, waiver or termination within 10 days after request therefor; (iv) that the other Holders shall accept any cure by such Note Pledgee of any default of the pledging Holder which such pledging Holder has the right to effect hereunder, as if such cure were made by such pledging Holder; (v) that the other Holders or Servicer shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to the other Holders; and (vi) that, upon written notice (a “Redirection Notice”) to the Servicer by such Note Pledgee that the pledging Holder is in default beyond any applicable cure periods with respect to the pledging Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement or other agreements relating to the Pledge between the pledging Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee (or at any time that pledging Holder otherwise directs that such payment be made to Note Pledgee pursuant to a separate notice) shall be entitled to receive any payments that any Servicer would otherwise be obligated to make to the pledging Holder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Holder hereby unconditionally and absolutely releases the other Holders and any Servicer from any liability to the pledging Holder on account of any Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or other Holders in good faith to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Holder (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law, the pledge agreement, repurchase agreement or similar agreement between the pledging Holder and the Note Pledgee and this Agreement. In such event, or if the pledging holder otherwise assigns its interests to the Note Pledgee, the other Holders and the Servicer shall recognize such Note Pledgee (and any transferee (other than the Borrower or any Affiliate of the Borrower) that is also a Qualified Transferee at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and such Person’s successor and assigns, as the successor to the pledging Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Transferee shall assume in writing the obligations of the pledging Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 12(d) shall remain effective as to any Holder (and any Servicer) unless and until such Note Pledgee shall have notified such Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

13.          Exercise of Remedies by the Servicer. (a)  Subject to the terms of this Agreement and the Servicing Agreement and subject to the rights and consents, where required, of the Directing Holder, the Servicer shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by the Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan in any bankruptcy, insolvency or other similar proceedings and (iv) to take legal action to enforce or protect the Holders’ interests with respect to the Mortgage Loan or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loan or institute any foreclosure action, and the Holders shall have no voting, consent or other rights whatsoever with respect to the Servicer’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan other than as provided in the Servicing Agreement. Subject to the terms and conditions of the Servicing Agreement, the Servicer shall have the sole and exclusive authority to make Property Advances with respect to the Mortgage Loan. Except as otherwise provided in this Agreement, each Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Servicer the rights, if any, that such Holder has to (A) call or cause the Servicer to call an Event of Default under the Mortgage Loan, or (B) exercise any remedies with respect to the Mortgage Loan or the Borrower, including, without limitation, filing or causing the Lead Note Holder or such Servicer to file any bankruptcy petition against the Borrower. Each Holder shall, from time to time, execute such documents as any Servicer shall reasonably require to evidence such assignment with respect to the rights described in clause (iii) of the first sentence in this Section 13(a).

(b)          The Lead Servicer and the related Trustee shall not have any fiduciary duty to the Non-Lead Note Holders in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Servicer and the related Trustee from their respective obligation under the Servicing Agreement to make any disbursement of funds as set forth herein).

(c)          The Holders hereby acknowledge that the Servicing Agreement shall provide that, subject to the satisfaction of the conditions set forth in the next sentence, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, if the Special Servicer determines to sell the Defaulted Mortgage Loan (or the Lead Note), it will be required to sell the entire Defaulted Mortgage Loan as a single whole loan (i.e., both the Lead Note and Non-Lead Note). Any such sale of the entire Defaulted Mortgage Loan is subject to the satisfaction of the following:

(i)           Each Non-Lead Note Holder has provided written consent to such sale; or

(ii)          The Special Servicer has delivered the following notices and information to each Non-Lead Note Holder:

(1)          at least 15 Business Days prior written notice of any decision to attempt to sell the Defaulted Mortgage Loan;

(2)          at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale;

(3)          at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File requested by a Non-Lead Note Holder; and

(4)          until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale.

Any Non-Lead Note Holder may waive any delivery or timing requirements set forth above only for itself. Subject to the foregoing, each of the Lead Note Holder, the Directing Holder, the Non-Lead Note Holders and the Non-Directing Holders shall be permitted to bid at any sale of the Defaulted Mortgage Loan (unless such Person is the Borrower or an agent or Affiliate of the Borrower).

The Non-Lead Note Holders hereby appoint the Lead Note Holder as their agent, and grant to the Lead Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Notes. Each Non-Lead Note Holder further agrees that, upon the request of the Lead Note Holder, such Non-Lead Note Holder shall execute and deliver to or at the direction of Lead Note Holder such powers of attorney or other instruments as the Lead Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Lead Note, endorsed in blank, to or at the direction of the Lead Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Notes, and the obligations of the Non-Lead Securitization Note Holders to execute and deliver instruments or deliver the Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the Initial Note A-1-1 Holder or the Initial Note A-2-1 Holder, as applicable, from the trust fund established under the Lead Securitization Servicing Agreement in connection with a material breach of representation or warranty made by the Initial Note A-1-1 Holder or the Initial Note A-2-1 Holder, as applicable, with respect to Lead Securitization Note or material document defect with respect to the documents delivered by the Initial Note A-1-1 Holder or the Initial Note A-2-1 Holder, as applicable, with respect to Lead Securitization Note upon the consummation of the Lead Securitization.

(d)          Notwithstanding anything to the contrary contained herein, the exercise by the Servicer on behalf of the Holders of its rights under this Section 13 shall be subject in all respects to any section of the Servicing Agreement governing REMIC administration, and in no event shall the Servicer be permitted to take any action or refrain from taking any action if taking or failing to take such action, as the case may be, would violate the laws of any applicable jurisdiction, breach the Mortgage Loan Documents or be inconsistent with the Servicing Standard or violate any other provisions of the Servicing Agreement or violate the REMIC provisions of the Code or any regulations promulgated thereunder, including, without limitation, the provisions of Section 2(g) of this Agreement.

14.          Rights of the Directing Holder. The Directing Holder shall be entitled to exercise the rights and powers granted to the Directing Holder hereunder and the rights and powers granted to the “Directing Holder,” “Controlling Class Certificateholder,” “Controlling

Class Representative” or similar party under, and as defined in, the Servicing Agreement with respect to the Mortgage Loan. In addition, the Directing Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to a Specially Serviced Mortgage Loan and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to take any Major Action unless it has obtained the prior written consent of the Special Servicer and (ii) the Special Servicer shall not be permitted to consent to the Master Servicer’s taking any Major Action nor will the Special Servicer itself be permitted to take any Major Action as to which the Directing Holder has objected in writing within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default) after receipt of the written recommendation and analysis and such additional information requested by the Directing Holder as may be necessary in the reasonable judgment of the Directing Holder in order to make a judgment with respect to such Major Action. The Directing Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Directing Holder may deem advisable.

If the Directing Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Action within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default) after delivery to the Directing Holder by the applicable Servicer of written notice of a proposed Major Action together with any information requested by the Directing Holder as may be necessary in the reasonable judgment of the Directing Holder in order to make a judgment, then upon the expiration of such ten (10) Business Day (or 30 days with respect to an Acceptable Insurance Default) period, such Major Action shall be deemed to have been approved by the Directing Holder.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Holder is necessary to protect the interests of the Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

No objection, direction or advice contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard.

The Directing Holder shall have no liability to the other Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Holders agree that the Directing Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Holder over the other Holder, and that the Directing Holder may have special relationships and interests that conflict with the interests of another Holder and, absent willful misfeasance, bad faith or gross negligence. The Holders agree that the Directing Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Holder over the other Holder, and that the Directing Holder may have special relationships and interests that conflict with the interests of another Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Directing Holder agree to take no action against the Directing Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Directing Holder will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Holder.

15.          Appointment of Special Servicer. Subject to the terms of the Servicing Agreement, the Directing Holder shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a Qualified Servicer as the replacement Special Servicer in lieu thereof. The Directing Holder shall designate a Person to serve as Special Servicer by delivering to the other Holders and the parties to the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, any Note A-1-3 Secondary PSA, any Note A-2-2 Secondary PSA, any Note A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as applicable, a written notice stating such designation and by satisfying the other conditions required under the Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Servicing Agreement), if any.

16.          Rights of the Non-Directing Holders.  (a)  The Note A-1-1/A-2-1 PSA shall provide that the Servicer shall be required:

(i)           to provide copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the Servicing Agreement with respect to any Major Actions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan to the Non-Directing Holders, within the same time frame it is required to provide to the Directing Holder, provided, that the Servicer shall be entitled to rely on the identity of the Directing Holder most recently provided to it, provided, however, that if Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, is included in a Securitization transaction, then for any information for which the Special Servicer would be required to provide to such Non-Directing Holder, the Special Servicer shall provide such notice to the master servicer of the other Securitization transaction, who shall forward such notice as and when required under the terms of the related Securitization documents; and

(ii)          to consult with each Non-Directing Holder on a strictly non-binding basis, if, having received such notices, information and reports, such Non-Directing Holder requests consultation with respect to any such Major Action or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Directing Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to each Non-Directing Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Holder, the Servicer shall no longer be obligated to consult with the Non-Directing Holders, whether or not the Non-Directing Holders have responded within such ten (10) Business Day period (unless the Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be begin anew from the date of such proposal and delivery of all information relating thereto).

(b)          Notwithstanding the foregoing non-binding consultation rights of the Non-Directing Holders, the Servicer may take any Major Action or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Holders.

(c)          In addition to the foregoing non-binding consultation rights, the Non-Directing Holders shall have the right to annual conference calls with the Master Servicer or the Special Servicer upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(d)          In no event shall the Servicer be obligated at any time to follow or take any alternative actions recommended by any of the Non-Directing Holders.

(e)          Any Non-Directing Holder that is the Borrower or an Affiliate of the Borrower shall not be entitled to any of the rights set forth in this Section 16.

17.          Advances; Reimbursement of Advances. (a)  From time to time, (i) pursuant to terms of the Servicing Agreement, the Lead Servicer and/or the related Trustee may be obligated to make (1) Property Advances with respect to the Mortgage Loan or the Mortgaged Property and (2) P&I Advances with respect to the Lead Note and (ii) pursuant to the terms of a Non-Lead Servicing Agreement, the related Non-Lead Master Servicer and/or the related Trustee may be obligated to make P&I Advances with respect to a Non-Lead Note. The Lead Servicer and/or the related Trustee will not be required to make any P&I Advance with respect to any Non-Lead Note and the related Non-Lead Master Servicer and/or the related Trustee will not be required to make any P&I Advance with respect to any Lead Note, any other Non-Lead Note or any Property Advance. The Lead Servicer, each Non-Lead Master Servicer and any Trustee will be entitled to interest on any Advance made in the manner and from the sources provided in the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, any Note A-1-3 Secondary PSA, any A-2-2 Secondary PSA, any A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as applicable.

(b)          The Lead Servicer and the related Trustee, as applicable, will be entitled to reimbursement for a Property Advance, first from the Collection Account established with respect to the Mortgage Loan, and then, if such Property Advance is a Nonrecoverable Advance, if such funds on deposit in the Collection Account are insufficient, from general collections of the Lead Securitization as provided in the Servicing Agreement.

(c)          To the extent amounts on deposit in the Collection Account with respect to the Mortgage Loan are insufficient to reimburse the Lead Servicer for any Property Advance and/or interest thereon and the Lead Servicer or the related Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Property Advance or interest thereon, each Non-Lead Note Holder (including any Securitization into which any Non-Lead Note is deposited) shall be required to, promptly following notice from the Lead Servicer, pay to the Lead Securitization for its pro rata share of such Property Advance and/or interest thereon at the Reimbursement Rate. In addition, each Non-Lead Note Holder (including any Securitization into which any Non-Lead Note is deposited) shall promptly reimburse the Lead Servicer or the related Trustee for such Non-Lead Note Holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Lead Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Servicing Agreement (to the extent amounts on deposit in the Collection Account with respect to the Mortgage Loan are insufficient for reimbursement of such amounts).

(d)          The parties to each of the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, any Note A-1-3 Secondary PSA, any Note A-2-2 Secondary PSA, any Note A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as applicable shall each be entitled to make their own recoverability determination with respect to a P&I Advance based on the information that they have on hand and in accordance with the Note A-1-1/A-2-1 PSA, any Note A-1-2 Secondary PSA, any Note A-1-3 Secondary PSA, any A-2-2 Secondary PSA, any A-2-3 Secondary PSA, the Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA or the Note A-2-3 PSA, as applicable.

(e)          If the Lead Servicer or the related Trustee elects to defer the reimbursement of a Property Advance in accordance with the terms of the Servicing Agreement, the Lead Servicer or the related Trustee shall also defer its reimbursement of each Non-Lead Note share from the Non-Lead Note Holders.

18.          Provisions Relating to Securitization. (a)  For so long as the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder, the Note A-2-3 Holder or an Affiliate of the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder, the Note A-2-3 Holder, as applicable, is the owner of Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder, the Note A-2-3 Holder, as applicable shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Borrower to execute amended and restated notes or additional notes (in either case “New A-1-2 Notes” , “New A-1-3 Notes”, “New A-2-2 Notes” or “New A-2-3 Notes”, as applicable) reallocating the principal of Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, among other New A-1-2 Notes, New A-1-3 Notes, New A-2-2 Notes or New A-2-3 Notes, as applicable; reducing the Interest Rates of such New A-1-2 Notes, New A-1-3 Notes, New A-2-2 Notes or New A-2-3 Notes, as applicable, or severing the Note A-1-2, the Note A-1-3, the Note A-2-2 or the Note A-2-3, as applicable, into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, provided that (i) the aggregate principal balance of the New A-1-2 Notes, New A-1-3 Notes, New A-2-2 Notes or New A-2-3 Notes, as applicable, following such amendments is no greater than the principal balance of Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, prior to such amendments, (ii) all New A-1-2 Notes, New A-1-3 Notes, New A-2-2 Notes or New A-2-3 Notes, as applicable, continue to have the same or a lower interest rate as Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, prior to such amendments, (iii) all New A-1-2 Notes, New A-1-3 Notes, New A-2-2 Notes or New A-2-3 Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement and (iv) the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder or the Note A-2-3 Holder, as applicable, holding the New A-1-2 Notes, New A-1-3 Notes, New A-2-2 Notes or New A-2-3 Notes, as applicable, shall notify the parties to the Note A-1-1/A-2-1 PSA in writing of such modified allocations and principal amounts. In connection with the foregoing, (1) the Master Servicer is hereby authorized to execute amendments to the Loan Agreement and this Agreement (or to amend and restate the Loan Agreement and this Agreement) on behalf of any or all of the Holders solely for the purpose of reflecting such reallocation of principal, reduction of Interest Rates or such severing of Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, (2) if Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable, is severed into “component” notes, such component notes shall each have their same rights as the respective original Note and (3) the definition of the term “Securitization” and all of the related defined terms may be amended (and new terms added, as necessary) to reflect the New A-1-2 Notes, New A-1-3 Notes, New A-2-2 Notes or New A-2-3 Notes, as applicable. Rating Agency Confirmation shall not be required for any amendments to this Agreement required to facilitate the terms of this paragraph 18(a).

(b)          The Note A-1-2 PSA, the Note A-1-3 PSA, the Note A-2-2 PSA and the Note A-2-3 PSA, as applicable, shall provide that:

(i)           the applicable master servicer and trustee for such Securitization shall be required to notify the master servicer, special servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Note included in such Securitization within two Business Days of making such advance;

(ii)          if the applicable master servicer, special servicer or trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made;

(iii)         in the event such Non-Lead Note Holder is responsible for its proportionate share of any Nonrecoverable Advances (or any other portion of a Nonrecoverable Advance) (and advance interest thereon) or other fee or expense pursuant to Section 17, and that in the event that the funds received with respect to such Non-Lead Note are insufficient to cover such amounts, (x) the related master servicer will be required to pay the Master Servicer, Special Servicer or Trustee under the Servicing Agreement, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Servicing Agreement and (y) if the Lead Servicing Agreement permits the Master Servicer, Special Servicer or Trustee under the Servicing Agreement to pay itself from the Lead Securitization Trust’s general account then the master servicer under the related Non-Lead Servicing Agreement will be required to reimburse the Lead Securitization Trust Fund out of general funds in the collection account (or equivalent account) established under the related Non-Lead Servicing Agreement;

(iv)         each of the Master Servicer and the Special Servicer shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each such party) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA that relate solely to its servicing of the Mortgage Loan, as applicable, and the master servicer under the related Non-Lead Servicing Agreement will be required to reimburse the Master Servicer, Special Servicer or Trustee under the Servicing Agreement, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Servicing Agreement;

(v)          each of trustee and the master servicer under the Non-Lead Servicing Agreement, as applicable, shall acknowledge that, (i) each of the Master Servicer and the Trustee under the Servicing Agreement will be a third party beneficiary under the Non-Lead Servicing Agreement with respect to any provisions therein relating to (1) the reimbursement of any nonrecoverable advances made with respect to such Non-Lead Note by the Master Servicer or the Trustee under the Servicing Agreement and (2) as to the Master Servicer only, the indemnification of the Master Servicer against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA and relating to such Non-Lead Note and (ii) the Special Servicer will be a third party beneficiary under the related Non-Lead Servicing Agreement with respect to any provisions therein relating to (1) the reimbursement of any nonrecoverable advances made with respect to such Non-Lead Note by the Special Servicer (it being understood that the Special Servicer is not required to make any Advances) and (2) the indemnification of the Special Servicer against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA and relating to such Non-Lead Note; and

(vi)         the Master Servicer and the Special Servicer shall be third party beneficiaries of the foregoing provisions.

(c)          Each Note A-1-2 Secondary PSA, Note A-1-3 Secondary PSA, Note A-2-2 Secondary PSA and Note A-2-3 Secondary PSA, as applicable, shall have provisions for the benefit of the parties to the Note A-1-1/A-2-1 PSA that are substantially similar to those provisions in the Note A-1-1/A-2-1 PSA, including but not limited to indemnifications, advance reimbursements and designation of third party beneficiaries.

(d)          The Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder, as applicable, shall give each of the parties to the Note A-1-1/A-2-1 PSA (that will not also be a party to the Note A-1-2 PSA, Note A-1-3 PSA, Note A-2-2 PSA or Note A-2-3 PSA, as applicable) notice of the Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 Securitization, as applicable, in writing (which may be by e-mail) not less than 5 business days’ prior to the Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3 Securitization Date, as applicable. Such notice shall contain contact information for each of the parties to the Note A-1-

2 PSA, Note A-1-3 PSA, Note A-2-2 PSA or Note A-2-3 PSA, as applicable and the identity of the Controlling Class Representative under such Note A-1-2 PSA, Note A-1-3 PSA, Note A-2-2 PSA or Note A-2-3 PSA, as applicable. In addition, after the Note A-1-2 Securitization Date, Note A-1-3 Securitization Date, the Note A-2-2 Securitization Date or the Note A-2-3 Securitization Date, as applicable, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2-2 Holder and the Note A-2-3 Holder, as applicable, shall send a copy of the Note A-1-2 PSA, Note A-1-3 PSA, Note A-2-2 PSA or Note A-2-3 PSA, as applicable to each of the parties to the Note A-1-1/A-2-1 PSA.

(e)          Notwithstanding anything to the contrary in the Note A-1-1/A-2-1 PSA, with respect to Note A-1-3 and Note A-2-3, after the Note A-1-3 Securitization Date or the Note A-2-3 Securitization Date, as applicable, the Lead Servicer under the Note A-1-1/A-2-1 PSA shall deliver or cause to be delivered to the Non-Lead Master Servicer under the Note A-1-3 PSA or the Note A-2-3 PSA, as applicable, the CREFC® Investor Reporting Package (and such other reports) relating solely to Note A-1-3 or Note A-2-3, as applicable, within one (1) Business Day after the Determination Date, as set forth in the Note A-1-3 PSA or the Note A-2-3 PSA, as applicable.

19.          Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

20.          Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. Additionally, from and after a Securitization, except to cure any ambiguity or to correct any error or as set forth in Section 18(a), this Agreement may not be modified unless a Rating Agency Confirmation has been delivered with respect to each Securitization.

21.          Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Each of the Master Servicer, Special Servicer, Non-Lead Master Servicer Non-Lead Special Servicer and related Trustee is an intended third-party beneficiary of this Agreement. Except as provided in Section 5 and the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

22.          Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document

Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement

23.          Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

24.          Notices. All notices required hereunder shall be given by (i) telephone (confirmed in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

25.          Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than Note A-1-2, Note A-1-3, Note A-2-2 or Note A-2-3, as applicable) will be held by the Note A-1-1/A-2-1 Trustee (or by a custodian on its behalf) under the terms of the Note A-1-1/A-2-1 PSA on behalf of all of the Holders.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, each of the Note A-1-1 Holder, Note A-1-2 Holder, Note A-1-3 Holder, Note A-2-1 Holder, Note A-2-2 Holder and the Note A-2-3 Holder has caused this Agreement to be duly executed as of the day and year first above written.

Note A-1-1 Holder:

RIALTO MORTGAGE FINANCE, LLC

By:	/s/ Liat Heller
Name: Liat Heller
Title: Authorized Signatory

Note A-1-2 Holder:

RIALTO MORTGAGE FINANCE, LLC

By:	/s/ Liat Heller
Name: Liat Heller
Title: Authorized Signatory

Note A-1-3 Holder:

RIALTO MORTGAGE FINANCE, LLC

By:	/s/ Liat Heller
Name: Liat Heller
Title: Authorized Signatory

Note A-2-1 Holder:

RIALTO MORTGAGE FINANCE, LLC

By:	/s/ Liat Heller
Name: Liat Heller
Title: Authorized Signatory

Signature Page

Somerset Park Apartments Co-Lender Agreement

Note A-2-2 Holder:

RIALTO MORTGAGE FINANCE, LLC

By:	/s/ Liat Heller
Name: Liat Heller
Title: Authorized Signatory

Note A-2-3 Holder:

RIALTO MORTGAGE FINANCE, LLC

By:	/s/ Liat Heller
Name: Liat Heller
Title: Authorized Signatory

Signature Page

Somerset Park Apartments Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.          Description of Mortgage Loan

Borrower:	TROY APTS I, LLC TROY APTS II, LLC TROY APTS III, LLC TROY APTS IV
Mortgage Loan Origination Date:	June 20, 2015
Initial Principal Amount of Mortgage Loan:	$180,000,000
Co-Lender Closing Date Mortgage Loan Principal Balance:	$180,000,000
Location of Mortgaged Property:	Troy, Michigan
Current Use of Mortgaged Property:	Multifamily
Mortgage Interest Rate:	4.550%
Maturity Date:	July 6, 2025

A-1

B.          Description of Notes

Mortgage Loan Origination Date:	June 30, 2015
Initial Note A-1-1 Principal Balance:	$61,250,000
Initial Note A-1-2 Principal Balance:	$58,333,333
Initial Note A-1-3 Principal Balance:	$30,416,667
Initial Note A-2-1 Principal Balance:	$12,250,000
Initial Note A-2-2 Principal Balance:	$11,666,667
Initial Note A-2-3 Principal Balance:	$6,083,333
Initial Note A-1-1 Percentage Interest:	34.00%
Initial Note A-1-2 Percentage Interest:	32.40%
Initial Note A-1-3 Percentage Interest:	16.90%
Initial Note A-2-1 Percentage Interest:	6.80%
Initial Note A-2-2 Percentage Interest:	6.50%
Initial Note A-2-3 Percentage Interest:	3.40%
Note A-1-1 Interest Rate:	4.550%
Note A-1-2 Interest Rate:	4.550%
Note A-1-3 Interest Rate:	4.550%
Note A-2-1 Interest Rate:	4.550%
Note A-2-2 Interest Rate:	4.550%
Note A-2-3 Interest Rate:	4.550%
Note A-1-1 Default Interest Rate:	Lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Note A-1-1 Interest Rate, compounded monthly
Note A-1-2 Default Interest Rate:	Lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Note A-1-2 Interest Rate, compounded monthly
Note A-1-3 Default Interest Rate:	Lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Note A-1-3 Interest Rate, compounded monthly
Note A-2-1 Default Interest Rate:	Lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Note A-2-1 Interest Rate, compounded monthly
Note A-2-2 Default Interest Rate:	Lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Note A-2-2 Interest Rate, compounded monthly
Note A-2-3 Default Interest Rate:	Lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Note A-2-3 Interest Rate, compounded monthly

A-2

EXHIBIT B

1.          Note A-1-1 Holder and Note A-2-1 Holder:

(Prior to Securitization of Note A-1-1 and Note A-2-1):

Rialto Mortgage Finance, LLC
600 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Andrew Snow

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Frank Polverino

Facsimile No: (212) 504-6666

(Following Securitization of Note A-1-1 and Note A-2-1):

(i)       Depositor:

Wells Fargo Commercial Mortgage Securities, Inc.
375 Park Avenue, 2nd Floor

J0127-023
New York, New York 10152

Attention: A.J. Sfarra

with a copy to:

Wells Fargo Law Department

301 South College St.

Charlotte, North Carolina 28288

Attention: Jeff D. Blake, Esq.

Facsimile No: (704) 715-2378

(ii)       General Master Servicer:

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

1901 Harrison Street

B-1

Oakland, California 94612

Attention: WFCM 2015-C30 Asset Manager

Facsimile number: 866-661-8969

with a copy to:

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086-120

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention: WFCM 2015-C30 Asset Manager

Facsimile number: (704) 715-0036

with a copy to:

Wells Fargo Bank, National Association

Legal Department

301 South College St., TW-30

Charlotte, North Carolina 28288-0630

Attention: Commercial Mortgage Servicing Legal Support
Reference: WFCM 2015-C30

(iii)      NCB Master Servicer

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Kathleen Luzik,;

with a copy to:

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Matthew Wehland

(iv)     General Special Servicer:

CWCapital Asset Management LLC

7501 Wisconsin Avenue, Suite 500 West

Bethesda, Maryland 20814

Attention: Brian Hanson (WFCM 2015-C30)

B-2

CWCapital Asset Management LLC

7501 Wisconsin Avenue, Suite 500 West

Bethesda, Maryland 20814

Attention: Legal Department (WFCM 2015-C30)

with a copy to:

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

(v)      NCB Special Servicer

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Kathleen Luzik

with a copy to:

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Matthew Wehland

(vi)     Trustee:

Wilmington Trust, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services WFCM 2015-C30

(vii)    Certificate Administrator:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

B-3

Attention: Corporate Trust Services WFCM 2015-C30

(viii)   Trust Advisor:

Pentalpha Surveillance LLC

375 N. French Road

Suite 100

Amherst, New York, 14228

Attention: Don Simon, Chief Operating Officer

with a copy via e-mail to:

don.simon@pentalphasurveillance.com

with a copy via e-mail to:

notices@pentalphasurveillance.com

B-4

2.          Note A-1-2 Holder:

Rialto Mortgage Finance, LLC
600 Madison Avenue, 12th Floor
New York, NY 10022
Attention: Andrew Snow

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Frank Polverino

Facsimile No: (212) 504-6666

B-5

3.          Note A-1-3 Holder:

Rialto Mortgage Finance, LLC
600 Madison Avenue, 12th Floor
New York, NY 10022
Attention: Andrew Snow

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Frank Polverino

Facsimile No: (212) 504-6666

B-6

4.          Note A-2-2 Holder:

Rialto Mortgage Finance, LLC
600 Madison Avenue, 12th Floor
New York, NY 10022
Attention: Andrew Snow

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Frank Polverino

Facsimile No: (212) 504-6666

B-1

5.          Note A-2-3 Holder:

Rialto Mortgage Finance, LLC
600 Madison Avenue, 12th Floor
New York, NY 10022
Attention: Andrew Snow

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Frank Polverino

Facsimile No: (212) 504-6666

B-2

EXHIBIT C

PERMITTED FUND MANAGERS

Westbrook Partners

iStar Financial Inc.

Capital Trust

Archon Capital, L.P.

Whitehall Street Real Estate Fund, L.P.

The Blackstone Group

Normandy Real Estate Partners

Dune Real Estate Partners

AllianceBernstein

Rockwood

RREEF Funds

Hudson Advisors

Artemis Real Estate Partners

Apollo Real Estate Advisors

Colony Capital, Inc.

Praedium Group

Fortress Investment Group, LLC

Lonestar Opportunity Funds

Clarion Partners

Walton Street Capital, LLC

Starwood Financial Trust

BlackRock, Inc.

Eightfold Real Estate Capital, L.P.

Rialto Capital Management, LLC

KKR Real Estate Finance Manager LLC

C-1